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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 15, 2008, relating to the financial statements and financial highlights which appears in the March 31, 2008 Annual Report to Shareholders for AIM Tax-Free Cash Reserves (one of the portfolios constituting Short-Term Investments Trust, collectively referred to as the "Trust") and of our reports dated October 19, 2007, relating to the financial statements and financial highlights which appears in the August 31, 2007 Annual Report to Shareholders for Liquid Assets Portfolio, STIC Prime Portfolio, Treasury Portfolio, Government & Agency Portfolio and Government TaxAdvantage Portfolio (five of the portfolios constituting Short-Term Investments Trust, collectively referred to as the "Trust"), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.

PricewaterhouseCoopers LLP
Houston, Texas
July 21, 2008